Exhibit (a)(12)

IN THE UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

GOLD KIST INC.,

                Plaintiff,

        v.

PILGRIM’S PRIDE CORPORATION;
PROTEIN ACQUISITION CORPORATION;
O.B. GOOLSBY, JR.; GARY D. TUCKER;
ROBERT L. HENDRIX; JOSEPH C. MORAN;
WALTER F. SHAFER, III; TIM THOMAS;
MICHAEL A. PRUITT; ROBERT A. WRIGHT;
JANE T. BROOKSHIRE; and J. CLINTON RIVERS,

        Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	CIVIL ACTION NO. 1:06-CV-2441-JEC

GOLD KIST’S MOTION FOR PRELIMINARY INJUNCTION

Plaintiff Gold Kist Inc. (“Gold Kist”) hereby moves this Court for a preliminary injunction pursuant to Fed. R. Civ. P. 65; Section 16 of the Clayton Act, 15 U.S.C.A. § 26; and Section 27 of the Exchange Act, 15 U.S.C.A. § 78aa. As fully set forth in Gold Kist’s Memorandum of Law, filed contemporaneously herewith, Defendants are unlawfully attempting to place Pilgrim’s officers on Gold Kist’s Board of Directors, in violation of Section 8 of the Clayton Act, 15 U.S.C.A. § 19; and Sections 14(a), (d), and (e) of the Securities Exchange Act of 1934

(“Exchange Act”), 15 U.S.C.A. §§ 78n(a), (d), and (e), as well as the rules and regulations promulgated thereunder. An injunction is necessary to halt Defendants’ unlawful conduct and to prevent Gold Kist from suffering irreparable harm. For these reasons, and for the reasons set forth in Gold Kist’s accompanying Memorandum of Law, Gold Kist requests that this Court grant its Motion for Preliminary Injunction.

Respectfully submitted this 23rd day of October, 2006.

/s/ Peter Kontio

PETER KONTIO

Georgia Bar No. 428050

KEVIN E. GRADY

Georgia Bar No. 304050

JAY D. BENNETT

Georgia Bar No. 051350

THEODORE J. SAWICKI

Georgia Bar No. 627851

KRISTINE McALISTER BROWN

Georgia Bar No. 480189

VALARIE C. WILLIAMS

Georgia Bar No. 764440

ALSTON & BIRD LLP

1201 West Peachtree Street

Atlanta, GA 30309-3424

Telephone: (404) 881-7000

Facsimile: (404) 881-7777

Counsel for Plaintiff Gold Kist Inc.

L.R. 7.1(D) CERTIFICATION

I hereby certify that Gold Kist’s Motion for Preliminary Injunction has been prepared in Times New Roman font, 14 point, pursuant to L.R. 5.1(C).

/s/ Peter Kontio

CERTIFICATE OF SERVICE

I hereby certify that on October 23, 2006, I served GOLD KIST INC.’S MOTION FOR PRELIMINARY INJUNCTION on following attorneys of record via hand delivery:

Michael C. Russ

Jeffrey S. Cashdan

KING & SPALDING

1180 Peachtree Street, NE

Atlanta, GA 30309

mruss@kslaw.com

Mark D. Taylor

BAKER & MCKENZIE LLP

2300 Trammell Crow Center

2001 Ross Avenue

Dallas, TX 75201

Mark.d.taylor@bakernet.com

David J. Laing

BAKER & MCKENZIE LLP

815 Connecticut Avenue, NW

Washington, DC 20006-4078

David.j.laing@bakernet.com

Alan J. Stone

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

Chase Manhattan Centre, Suite 1800

1201 North Market Street

P.O. Box 1347

Wilmington, DE 19899-1347

astone@mnat.com

This 23rd day of October, 2006

/s/ Kristine McAlister Brown
Georgia Bar No. 480189

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